Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 2021, with respect to the consolidated financial statements of PWP Holdings LP and Subsidiaries included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-261785) and related Preliminary Prospectus of Perella Weinberg Partners for the registration of 3,502,033 shares of its Class A Common Stock.

/s/ Ernst & Young LLP

New York, New York
January 13, 2022
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